Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Alpha and Omega Semiconductor Limited
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-279211, 333-269638, 333-261036, 333-228297, 333-207987, 333-190935, 333-186480, 333-180126, 333-172173, and 333-166403) of Alpha and Omega Semiconductor Limited (the Company) of our report dated September 19, 2022, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.

/s/ BDO USA, P.C.
San Jose, California

August 23, 2024